Exhibit 1.1
Execution Version
MOUNT LOGAN CAPITAL INC.
8.00% Senior Notes due 2031
UNDERWRITING AGREEMENT
January 15, 2026
LUCID CAPITAL MARKETS, LLC
As Representative of the Several Underwriters
c/o Lucid Capital Markets, LLC
570 Lexington Ave.
40th Floor
New York, NY 10022
Ladies and Gentlemen:
1.    Introductory. Mount Logan Capital Inc., a Delaware corporation (“Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom Lucid Capital Markets, LLC is acting as representative (the “Representative”), $40,000,000 aggregate principal amount of its 8.00% Senior Notes due 2031 (the “Firm Securities”), to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture to be dated as of the Closing Date between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $6,000,000 aggregate principal amount of its 8.00% Senior Notes due 2031 (the “Optional Securities”), if and to the extent that the Representative shall have elected to exercise, on behalf of the Underwriters, the right to purchase Optional Securities pursuant to the option granted to the Underwriters in Section 3 hereof. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-292668), which registration statement included a preliminary prospectus, relating to the Securities. Such registration statement, including any amendments thereto filed prior to the Applicable Time (as defined below), has been declared effective by the Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. The Company will prepare a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations and shall file such prospectus with the Commission prior to 5:30 p.m. (Eastern Time) on the second SEC Business Day following the date of this Underwriting Agreement (this “Agreement”). Such prospectus, in the form first furnished to the Underwriters for use in connection with the offer and sale of Securities, is referred to herein as the “Prospectus.” Any information included in the Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A of the Act (“Rule 430A”) is referred to as “Rule 430A Information.” Each prospectus used in connection with the offering of Securities that omitted Rule 430A Information is herein called a “preliminary prospectus.” Except where the context otherwise requires, the registration statement on Form S-1 filed by the Company with the Commission (No. 333-292668), on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Time”), including all documents filed as part thereof or incorporated by reference therein, including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement.” Any reference in this Agreement to the Registration Statement, the General Disclosure Package (defined below), the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of each Effective Time or the Execution Time (defined below) or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (or any successor system) (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein.
For purposes of this Agreement:
“Applicable Time” means 5:30 P.M. (Eastern Time) on the date of this Agreement.
“Benefit Plan Investor” has the meaning defined by regulations issued by the U.S. Department of Labor and Section 3(42) of ERISA.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Securities Authorities” means the Ontario Securities Commission and any other applicable Canadian provincial or territorial securities Laws, rules and regulations and published policies thereunder.
“Canadian Securities Laws” means the Securities Act (Ontario) and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada.
“Closing Date” has the meaning defined in Section 3 hereof.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule 433)), as evidenced by its being so specified in Schedule B to this Agreement.
“Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.
“Governmental Entities” means any federal, state, provincial, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any stock exchange, any quasi-governmental body, any self-regulatory agency (including FINRA), any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Laws” means any federal, state, provincial, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.
“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“MLM Client” means any Person with whom MLM has entered into a MLM Client Agreement.
“MLM Client Agreement” means any investment advisory, investment sub-advisory or investment management contract or other similar document entered into by MLM with any Person.

“MLM Funds” means those vehicles pursuant to which MLM is contractually obligated to provide investment advisory services.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.
“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.
“Permitted Liens” means (i) any restriction on transfer arising under applicable securities Laws, (ii) Liens for taxes not yet delinquent or for taxes being contested in good faith, (iii) purchase money Liens, (iv) mechanics Liens and similar Liens for labor, materials, or supplies arising in the ordinary course of business for amounts not yet payable and that are not resulting from a breach, default or violation of any contract or Law, (v) zoning, building codes, and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated in any material respect by the current use and operation of such real property, (vi) non-exclusive licenses to intellectual property rights granted in the ordinary course of business, and (vii) customary Liens of lessors, lessees, sublessor, sublessees, licensors or licensees arising under lease arrangements or license arrangements.
“Personal Information” means (a) all information identifying, or that alone or in combination with other information allows for the identification of, an individual; and (b) any information that is defined as “personal information” or “personal data” under applicable Privacy and Data Security Laws.
“Plan Assets” has the meaning set forth in the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Privacy and Data Security Laws” means any Laws with which the Company or any of its subsidiaries is required to comply relating to anti-spam or electronic communications or the privacy, Processing or security of Personal Information, including regarding data breach disclosure and notification.
“Processing” (or its conjugates) means any operation or set of operations that is performed upon data, including Personal Information, whether or not by automatic means, such as collection, recording, organization, structuring, transfer, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or instruction, training or other learning relating to such data or combination of data, including Personal Information.
“Proprietary Information” means trade secrets, non-public information, confidential information, know-how, data, business information and technical information (including formulas, techniques and processes), and rights to limit the use or disclosure thereof by any Person.

“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of Sanctions, including: (a) any Person listed on any Sanctions-related list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (b) any Person operating, organized or resident in a Sanctioned Country; (c) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or controlled by a Person or Persons described in clauses (a) or (b); or (d) any Person otherwise the subject or target of Sanctions.
“Rules and Regulations” means the rules and regulations of the Commission.
“SEC Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or any other day on which the Commission is authorized or obligated by law to be closed.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the Nasdaq Stock Market LLC (“Exchange Rules”).
“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the of the Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 (defined below) under the Act.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
This Agreement confirms the agreement among the Company and the Underwriters concerning the purchase of the Securities by the Underwriters.
2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
(a)    Compliance with Securities Act Requirements. (i) The Company meets the requirements for use of Form S-1 under the Act and the offering of the Securities has been duly registered under the Act pursuant to the Registration Statement; (ii) (A) at their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Registration Statement and any post-effective amendment thereto conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each of the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; (iv) neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Optional Securities are purchased, at the Optional Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.
(b)    Compliance with Exchange Act Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when they each became effective or at the time they were each filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)    Compliance with Canadian Securities Authorities Requirements.
(i)    Mount Logan Capital Inc., an Ontario corporation (“MLC”), prior to the date of the combination of MLC with Yukon New Parent, Inc. (“New Parent”), which subsequently changed its name to Mount Logan Capital Inc. (the “Combination Date”), timely filed all forms, statements, certifications, reports and documents that it was required to file since January 1, 2022 (the “Applicable Date”) with the Canadian Securities Authorities (such filings since the Applicable Date, including any amendments thereto, the “MLC Reports”). At the time filed with the Canadian Securities Authorities, or if supplemented, modified or amended, as of the date of the most recent supplement, modification or amendment, the MLC Reports did not contain any misrepresentation (within the meaning of applicable Canadian Securities Laws), and complied as to form in all material respects with the published rules and regulations of the Canadian Securities Authorities with respect thereto. None of the subsidiaries of the

Company is required to make any filing with the Canadian Securities Authorities.
(ii)    As of the date of this Agreement, to the knowledge of the Company there are no unresolved comments from the Canadian Securities Authorities with respect to the MLC Reports or any ongoing Canadian Securities Authorities examination of MLC.
(iii)    MLC did not file any confidential material change report which at the date of this Agreement remains confidential.
(iv)    The certifying officers (as defined in applicable Canadian Securities Laws) of MLC made all certifications required by applicable Canadian Securities Laws, and the statements contained in any such certifications were complete and correct in all material respects when made.
(v)    MLC operated in compliance with all listing standards of Cboe Canada since the Applicable Date to the date on which the common shares of MLC were delisted from Cboe Canada other than as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its subsidiaries, taken as a whole. MLC was qualified to sell MLC common shares in each jurisdiction in which such MLC common shares were sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.
(vi)    MLC common shares were issued and sold in transactions that were completed in compliance with applicable Canadian Securities Laws.
(d)    Ineligible Issuer Status. At the Execution Time and at the earliest time after filing the Registration Statement and any post-effective amendments thereto that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations (“Rule 405”).
(e)    General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus, General Use Issuer Free Writing Prospectuses or any other materials, if any, permitted by the Act.
(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(g)    Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.
(h)    Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and assets and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(i)    Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties or assets and conduct its business as described in the General Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or assets or the conduct of its business requires such qualification except those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and has been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
(j)    Authority. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the Company has all requisite power and authority to execute and deliver the Securities and to perform its obligations thereunder and under the Base Indenture and the First Supplemental Indenture (this Agreement, the Securities, the Base Indenture and the First Supplemental Indenture are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents”). On the Closing Date, all actions required to be taken by the Company for (i) the due and proper authorization, execution and delivery of the Securities and this Agreement and (ii) the consummation of the transactions contemplated by the Debt Documents shall have been validly taken.
(k)    Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly and validly authorized by the Company, and as of the Closing Date, the Indenture (i) will comply as to form with the requirements of the Trust Indenture Act, (ii) will be executed and delivered by the Company and (iii) assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws.
(l)    Securities. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions, will be entitled to the benefits of the Indenture, and will conform to the information in the General Disclosure Package and to the description of the Securities contained in the Prospectus.
(m)    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(n)    Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
(o)    Absence of Further Requirements. No consent, approval, authorization, or Order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, the Indenture or the First Supplemental Indenture in connection with the sale of the Securities, except (i) such as have been obtained, (ii) registration of the Securities under the Act, (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”), and (iv) such approvals as are expected to be obtained in connection with the approval of the listing of the Securities on the Nasdaq Stock Market LLC.
(p)    Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries will hold any leased real property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
(q)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, rule, regulation, judgment, Order or decree of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or (iii) any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.
(r)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject.
(s)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(t)    Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(u)    Absence of Labor Dispute. Except as disclosed in the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would have, individually or in the aggregate, a Material Adverse Effect.
(v)    Intellectual Property.
(i)    The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(ii)    Except as would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws. Except as would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole, the Company has not included and does not include any sensitive Personal Information, Proprietary Information of the Company or any of its subsidiaries or of any third Person under an obligation of confidentiality by the Company or any of its subsidiaries, in any prompts or inputs into any Generative AI Tools, except in cases where, to the Company’s knowledge, such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools.

(w)    Environmental Laws. Neither the Company nor any of its subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or such subsidiary. The Company and each of its subsidiaries has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a Material Adverse Effect.
(x)    ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company and/or its subsidiaries is in compliance with the currently applicable provisions of ERISA; and (iv) neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(y)    Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Description of the Notes” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
(z)    Absence of Manipulation. The Company and its affiliates have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(aa)    Statistical and Market and Industry-Related Data. Any third-party statistical and market and industry-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.
(bb)    Absence of FINRA Affiliation. To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and the Company, any of the Company’s officers or directors or the Company’s 10% or greater stockholders.
(cc)    Broker/Dealer. Each of the Company and its subsidiaries that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect other than those jurisdictions where approval is being applied for and pending), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(dd)    Internal Controls and Compliance with the Sarbanes-Oxley Act.
(i)    Except as set forth in the General Disclosure Package and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency (other than in connection with matters described in the General Disclosure Package and the Prospectus under the heading “Risk Factors – Risks Related to Our Business – General – Any misconduct by Legacy MLC’s or 180 Degree Capital’s former, and our current and future, employees, directors, advisers, third-party service providers or others affiliated with us could harm us by impairing our ability to attract and retain investors and by subjecting us to significant legal liability, regulatory scrutiny and reputational harm.”), material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(ii)    MLC in all material respects:
a.    from the Applicable Date to the Combination Date, designed and maintained a system of disclosure controls and procedures (as defined in applicable Canadian Securities Laws ) to ensure that all information (both financial and non-financial) required to be disclosed by MLC in the reports that it filed or submitted to the Canadian Securities Authorities under applicable Canadian Securities Laws was recorded, processed, summarized and reported within the time periods specified under applicable Canadian Securities Laws and that such information was accumulated and communicated to MLC’s management as appropriate to allow timely decisions regarding required disclosure and to allow MLC’s certifying officers to make the certifications required under the applicable Canadian Securities Laws with respect to such MLC Reports;
b.    from the Applicable Date to the Combination Date, designed and maintained a system of internal controls over financial reporting (as defined in applicable Canadian Securities Laws ) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as promulgated by the International Accounting Standards Board (“IFRS”), including policies and procedures that provided reasonable assurance that (1) pertained to the maintenance of records that in reasonable detail accurately and fairly reflected the transactions and dispositions of the assets of MLC; (2) provided reasonable assurance that transactions were recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of MLC were being made only in accordance with authorizations of management and directors of MLC; and (3) provided reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of MLC’s assets that could have had a material adverse effect on the financial statements. MLC’s management, with the participation of MLC’s certifying officers, completed an assessment of the effectiveness of MLC’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of applicable Canadian Securities Laws, and such assessment concluded that MLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024;
c.    from the Applicable Date to the Combination Date, (1) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the board of directors of MLC, MLC’s knowledge of

(x) any significant deficiencies or material weaknesses (as defined in applicable Canadian Securities Laws) in the design or operation of MLC’s internal controls over financial reporting that were reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involved management or other individuals who had a significant role in its internal controls over financial reporting and (2) identified for any auditors any material weaknesses in internal controls that existed to MLC’s knowledge; and
d.    provided to the Company true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the board of directors of MLC that were made in writing since the Applicable Date.
(ee)    Independent Accountants. Each of (i) Deloitte & Touche LLP, the independent registered public accounting firm for MLC, which has certified certain financial statements of MLC and its subsidiaries and delivered its report with respect to such audited consolidated financial statements and schedules included in the General Disclosure Package and the Prospectus and (ii) EisnerAmper LLP, the independent registered public accounting firm for 180 Degree Capital Corp. (“180 Degree Capital”) prior to the combination of 180 Degree Capital with New Parent, and the independent public accounting firm for New Parent, which has audited certain financial statements of 180 Degree Capital and its subsidiaries and New Parent and its subsidiaries and delivered its reports with respect to such audited consolidated financial statements and schedules included in the General Disclosure Package and the Prospectus, each as included in the General Disclosure Package and the Prospectus, is, and during the respective periods covered by its reports was, an independent registered public accountant with respect to MLC, 180 Degree Capital and/or New Parent, as applicable, within the meaning of the Act and the applicable published Rules and Regulations thereunder and as required by the Act and the applicable rules and guidance from the U.S. Public Company Accounting Oversight Board.
(ff)    Litigation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental or regulatory agency, commission, board, authority or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties, or, to the Company’s knowledge, any of its officers or directors, that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.
(gg)    Financial Statements. The financial statements of MLC, 180 Degree Capital and New Parent, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in cash flows for the periods shown, as applicable, and, except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with GAAP; and the schedules included in each Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the General Disclosure Package. The interactive date in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Each of Deloitte & Touche LLP and EisnerAmper LLP, which each expressed its respective opinion with respect to certain financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Laws, (y) a registered public accounting firm (as defined in Section 2(a)(12) of Sarbanes-Oxley, and (z) in the performance of its work for MLC, 180 Degree Capital and/or New Parent, as applicable, has not been in violation of the auditor independence requirements of Sarbanes-Oxley.
(hh)    Material Contracts. There is no franchise, contract or other document of a character required to be described in the General Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
(ii)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse; (ii) neither the Company nor any of its subsidiaries has purchased any of their respective outstanding equity interests, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than in the ordinary course; and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
(jj)    Compliance with Applicable Law. Except as disclosed in the General Disclosure Package and the Prospectus:
(i)    The Company and each of its subsidiaries are in compliance, and have since the Applicable Date operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act of 1940, as amended (the “Investment Company Act”) and applicable Canadian Securities Laws. The Company has not received any written or, to the knowledge of the Company, oral notification from a Governmental Entity of any non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole (including any notice which would, or would reasonably be expected to, give rise to an affirmative answer to any of the questions in Item 11, Part 1 or Item 9, Part 2A of the Form ADV of 180 Degree Capital).
(ii)    The Company is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    180 Degree Capital has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for the Company, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the Company’s board of directors and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.
(kk)    Investment Assets.
(i)    Each of the Company and its subsidiaries has good title to all securities and other investment assets owned by it (the “Investment Assets”), free and clear of any Liens (other than Permitted Liens) except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.
(ii)    To the knowledge of the Company, there are no proceedings pending or overtly threatened against any of the Investment Assets except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect. To the knowledge of the Company, there is no Order binding upon any of the Investment Assets other than such Orders as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.
(ll)    Investment Advisor Matters. Except as disclosed in the General Disclosure Package and the Prospectus:
(i)    Mount Logan Management, LLC.
a.    To the extent required by applicable Law, Mount Logan Management LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of MLC (“MLM”), has adopted, and maintained, customary “know-your-customer” and anti-money laundering programs and reporting procedures covering MLM, and has complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering with respect to MLM. To the extent applicable, other than as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the subscription agreement that an investor executes prior to being admitted to any MLM Fund contains customary representations and warranties (which representations and warranties are customary as of the date of execution) that such investor or any employee, officer, director or personnel of any of the foregoing is not a Sanctioned Person.
b.    No member of MLM: (1) has ever been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading or (2) is subject to any outstanding Order barring, suspending or otherwise materially limiting the right of any such individual to engage in any activity conducted as part of MLM as currently conducted
c.    No “bad actor” disqualifying event described in Rule 506(d) under the Act (a “Disqualification Event”) is applicable to any member of MLM, MLM Fund, individual independent contractor, self-employed individual employed, retained or engaged by MLM or any other employee, officer, director or personnel of any of the foregoing or, with respect to any member of MLM or MLM Fund as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1), nor is there any proceeding pending or, to the knowledge of the Company, threatened by any Governmental Entity that would result in the ineligibility of any MLM Client, member of MLM or any such other Person to offer or participate in an offering of securities in reliance on Rule 506 of Regulation D under the Act.
d.    Each member of MLM and each MLM Fund has, to the extent applicable to it, complied in all material respects with Regulation S-P and Regulation S-ID and has, to the extent required by applicable Law, adopted policies and procedures reasonably designed to address the protection of client records and information.
e.    Since March 31, 2025, no member of MLM, any MLM Fund or, to the knowledge of the Company, any “covered associate” of any of them has made a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that would result in any such Person being unable to receive compensation for the provision of investment advisory services to any plan or program of a Governmental Entity. No member of MLM has a contract under which it is paying a placement agent, finder, solicitor or similar person to solicit a “government entity” (as defined in Rule 206(4)-5 under the Investment Advisers Act) to retain a member of MLM to provide advisory, research or other services to a government entity or to invest in a MLM Fund, including any such Contracts that have been terminated but pursuant to which payments are continuing to be made for prior services.
f.    Other than to the MLM Funds, no member of MLM (in such member’s capacity as such acting by or on behalf of MLM) provides (or since the Applicable Date has provided) investment advisory services to any investment vehicle, company, fund or account, or other Person.
g.    Other than as would not result in a breach of applicable Law, none of MLM or any other member of MLM (in such member’s capacity as such acting by or on behalf of MLM) (1) is a broker, dealer, broker-dealer, bank, trust company, commodity broker-dealer, commodity trading advisor, real estate broker, insurance company, insurance broker, transfer agent or similar type of entity within the meaning of any applicable Law, or, since the Applicable Date, has acted as such in connection with any offers, sales, or distributions of securities in connection with MLM, or (2) is required to be registered, licensed, or qualified as a bank, trust company, broker, dealer, introducing broker, commodity dealer, futures commission merchant, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker, transfer agent, swaps firm, swap dealer, security-based swap dealer, major swap participant, major security-based swap participant, transfer agent, registered representative, principal, registered principal, associated person, swaps associated person, or sales person (or in a similar capacity) under the securities Laws or other applicable Law and is not subject to any material Liability by reason of any failure to be so registered, licensed or qualified nor has received any notice from any Governmental Entity relating to any failure to be so registered, licensed or qualified.
h.    Since the Applicable Date, (1) the applicable members of MLM have performed their respective investment management, advisory, and related duties and responsibilities in compliance, in all material respects with, and otherwise consistent with the MLM fund documentation and MLM Client Agreements applicable to such MLM Clients and (2) no member of MLM has received any written communication from any limited partner or other similar investor of any MLM Fund or any Governmental Entity regarding any actual or alleged failure to perform investment management, advisory, and related duties and responsibilities in compliance with such agreements.
i.    With respect to each client account pursuant to which MLM provides or has provided services to, either (1) such account is not subject to Title I of ERISA, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar Law; or (2) such account has been operated in compliance with ERISA, Section 4975 of the Code and any applicable similar Law in all material respects.
(ii)    180 Degree Capital.
a.    180 Degree Capital filed a Form ADV-W and has de-registered as an investment adviser as of December 24, 2024 (the “De-Registration Date”).
b.    Prior to the De-Registration Date, 180 Degree Capital was, at all times since its initial registration with the SEC, duly registered as an investment adviser under the Investment Advisers Act and was qualified and licensed as an investment adviser in each state and other jurisdiction wherein it was required to be so qualified or licensed. Prior to the De-Registration Date, each of 180 Degree Capital’s officers or employees who was, since the Applicable Date, required to be registered, licensed or qualified as an “investment adviser representative” (as such term is defined in Rule 203A-3 under the Investment Advisers Act) was duly and properly registered, licensed or qualified as such, and was so registered, licensed or qualified at all times while in the employ with 180 Degree Capital since the Applicable Date.
c.    None of the former employees, officers, directors or members of 180 Degree Capital or its subsidiaries is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in such capacity to a registered investment company. Since the Applicable Date, neither 180 Degree Capital nor any of its subsidiaries received any written notice from any Governmental Entity alleging any such ineligibility or disqualification described in this Section 2(ll)(ii).
d.    With respect to any material written report of examination (including any deficiency letter), inspection or investigation of 180 Degree Capital issued by any Governmental Entity, no Governmental Entity informed 180 Degree Capital or any of its subsidiaries in writing that (a) any material deficiencies or violations noted in such examination, inspection or investigation reports have not been resolved to the satisfaction of such Governmental Entity and (b) it intends to take further action on any such matter.

e.    Neither 180 Degree Capital nor any or its subsidiaries, nor, to the knowledge of the Company, any of their respective former officers, managers, directors or employees has been the subject of any investigations or disciplinary proceedings or Orders of any Governmental Entity arising under applicable securities Laws which would have been required to be disclosed on Form ADV, and no such disciplinary proceeding or Order is pending or, to the knowledge of the Company, threatened. None of the respective former officers, managers, directors or employees of 180 Degree Capital or its subsidiaries have been permanently enjoined by the Order of any court or other Governmental Entity from engaging in or continuing any conduct or practice in connection with any activity.
f.    There are no clawback obligations with respect to any past client account to which 180 Degree Capital or its subsidiaries provided services and, to the knowledge of the Company, no facts exist that would be reasonably likely to give rise to any such clawback obligation.
g.    With respect to each client account pursuant to which 180 Degree Capital or its subsidiaries has provided services to, either (a) such account is not subject to Title I of ERISA, section 4975 of the Code, or any similar Law; or (b) such account has been operated in compliance with ERISA, Section 4975 of the Code and any applicable similar Law in all material respects.
(mm)    MLM Funds.
(i)    Schedule C sets forth a correct and complete list of each of the MLM Funds as of the date of this Agreement, together with the jurisdiction of formation of each MLM Fund. No member of MLM (in such member’s capacity as such acting by or on behalf of MLM) acts, for compensation, as the investment adviser, investment manager, investment sub-adviser, general partner, managing member, manager, or in any capacity similar to any of the foregoing, with respect to any Person (including any investment fund or other investment vehicle or separate account), other than the MLM Funds. No MLM Fund is advised by any Person serving in the capacity of primary adviser, sub-adviser or any other advisory role to such MLM Fund other than a member of MLM. Except as set forth in Schedule C, no Person other than a member of MLM is directly entitled to any proceeds from any MLM Fund. Each MLM Fund has been duly organized or formed and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company or similar power and authority to carry on its investment activities. Each MLM Fund is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. MLM is currently entitled to receive performance or incentive fees, performance allocations, management fees or other similar fees payable in respect of each of the MLM Funds, as set forth in the MLM fund documentation, except as may be modified by investor side letters and subscription agreements. Except as set forth in Schedule C, MLM does not charge or receive any other fees to or from any MLM Fund other than those described in the preceding sentence.
(ii)    MLM has a written MLM Client Agreement in respect of each MLM Fund for which it serves, for compensation, as investment adviser, general partner, managing member or similar entity. Each MLM Fund currently is in compliance in all material respects with applicable Laws and Orders and is operated in all material respects in accordance with its respective investment objectives, policies and restrictions, as set forth in the applicable private placement memorandum or other applicable offering document of such MLM Fund (as each such document is amended, restated or supplemented from time to time), except as would not, individually or in the aggregate, reasonably be expected to be material to the MLM Funds, taken as a whole. There have been no material errors, miscalculations, discrepancies and/or changes to calculation methodologies with respect to any fees charged under such MLM Client Agreements (or any credits, refunds or reimbursements to such MLM Funds or any investor therein related thereto), and all fees paid by such MLM Fund have been calculated using a calculation methodology consistently applied and in accordance with the applicable MLM Client Agreement in all material respects. Since March 31, 2025, each MLM Fund has been operated in compliance with all applicable Law, except as would not, individually or in the aggregate, reasonably be expected to be material to the MLM Funds, taken as a whole.
(iii)    Except as would not reasonably be expected to be material to the MLM Funds, taken as a whole, each MLM Fund has offered its securities (A) in the United States in compliance with the applicable requirements of the private placement exemption in Section 4(a)(2) of the Act or Rule 506 under the Act and any applicable requirements under state law and (B) in any foreign jurisdictions in compliance with the applicable requirements of the Laws of such jurisdictions regarding the offering of securities therein.
(iv)    With respect to each MLM Fund, either (A) such MLM Fund does not hold (and has not held) Plan Assets; or (B) has been operated in compliance with ERISA in all material respects (“Plan Asset Funds”). Each member of MLM that acts (or has acted) as “fiduciary” (within the meaning of Section 3(21) of ERISA) and a “qualified professional asset manager” (“QPAM”) (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 (the “QPAM Exemption”)) with respect to any

Benefit Plan Investor has, at all times, met the conditions to qualify as a QPAM under the QPAM Exemption.
(nn)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.
(oo)    Taxes. Except as, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes due (except as currently being contested in good faith and for which any reserves required by GAAP or IFRS, as applicable, have been created in the financial statements of the Company, MLC or 180 Degree Capital, as applicable). No tax deficiency that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries. To the knowledge of the Company and each of its subsidiaries, there are no tax returns of the Company or any subsidiary that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.
(pp)    Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.
(qq)    Insurance Business.
(i)    Each subsidiary of the Company that conducts the business of insurance (each, an “Insurance Subsidiary”) is (a) duly licensed or authorized as an insurance company in its jurisdiction of organization and (b) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, except in each case, where the failure to be so qualiﬁed or licensed would not, individually or in the aggregate, reasonably be likely to be material to the Company and its subsidiaries, taken as a whole. No Governmental Entity has asserted any deﬁciency related to any statutory statement of any

Insurance Subsidiary that has not been resolved to the reasonable satisfaction of such Governmental Entity, except for any such deficiency that would not, individually or in the aggregate, reasonably be likely to be material to the Company and its subsidiaries, taken as a whole.
(ii)    (a) There is no pending or, to the knowledge of the Company, threatened in writing assertion by any state insurance regulatory authority that any Insurance Subsidiary has violated, nor, to the knowledge of the Company, is there any investigation pending or threatened in writing by any state insurance regulatory authority related to possible material violations by any Insurance Subsidiary of any applicable insurance Laws, (b) each Insurance Subsidiary has been duly authorized by the relevant insurance regulatory authorities to operate in its jurisdictions of operations and (c) since the Applicable Date, each Insurance Subsidiary has, to the extent applicable, timely ﬁled all material reports, forms, rates, notices and materials required to be ﬁled by it with any state insurance regulatory authority, except, in the case of clause (c) as would not be material to the Company and its subsidiaries, taken as a whole. None of the Insurance Subsidiaries is subject to any Order of any insurance regulatory authority, and no insurance regulatory authority has revoked, suspended or limited, or, to the knowledge of the Company, threatened in writing to revoke, suspend or limit, any Permit issued pursuant to applicable insurance Laws to any Insurance Subsidiary.
(iii)    None of the Insurance Subsidiaries is commercially domiciled under the Laws of any jurisdiction and treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation. Neither the Company nor any of the Insurance Subsidiaries is subject to any requirement imposed by a Governmental Entity to maintain speciﬁed capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable insurance Laws of general application.
(rr)    Anti-Corruption. Neither the Company nor any of its subsidiaries, directors, officers or affiliates, nor, to the Company’s knowledge, any employee, any agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(ss)    Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(tt)    Economic Sanctions.
(i)    Neither the Company nor any of its subsidiaries, directors, officers or affiliates, nor, to the Company’s knowledge, any agent, employee or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that is:
(A)    the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (UN), the European Union (EU), His Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Company and its subsidiaries have not since April 24, 2019 knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(uu)    Cybersecurity; Data Protection. Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data and databases (including the data and information of their respective clients, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of, to the knowledge of the Company, all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal data and sensitive, confidential or regulated data maintained or processed by the Company and its subsidiaries in connection with their businesses (collectively, the “Confidential Data”), and (ii) to the knowledge of the Company, there have been no, and no event or condition exists that would result in, breaches, violations, outages or unauthorized uses of or accesses to such Confidential Data, except for those that have been remedied without material cost or liability or the duty to notify any other person. Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, Orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and all internal policies and contractual obligations of the Company and its subsidiaries, governing the privacy and security of IT Systems and Confidential Data and the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification.
(vv)    Certificate. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
(ww)    Absence of Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.
3.    Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Firm Securities set forth in Schedule A hereto opposite its name at a purchase price of $24.21875 per Security (the “Purchase Price”).
The Company and the Transfer Agent will deliver the Firm Securities to, or as instructed by, the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the Purchase Price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative, at 10:00 A.M., New York time, on January 26, 2026, or at such other time not later than seven (7) full Business Days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.
In addition, upon written notice from the Representative given to the Company from time to time not more than thirty (30) days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. Any exercise note shall specify the principal amount of Optional Securities to be purchased by the Underwriters and the date on which such Optional Securities are to be purchased.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall not be earlier than the First Closing Date nor later than five (5) full Business Days after written notice of election to purchase Optional Securities is given. On each Optional Closing Date, each Underwriter agrees, severally and not jointly, to purchase the principal amount of Optional Securities (subject to such adjustments to eliminate fractional Securities as the Representative may determine) that bears the same proportion as the principal amount of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter to the aggregate principal amount of Firm Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The delivery of any Optional Securities will be made through the facilities of DTC unless the Representative shall otherwise instruct.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
5.    Certain Agreements of the Company. The Company agrees with the several Underwriters that:
(a)    Additional Filings. The Company will file the final prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) not later than the second Business Day following the execution and delivery of this Agreement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.
(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or any documents, if any, incorporated, or deemed to be incorporated, by reference therein and will not effect such amendment or supplementation without the Representative’s consent, such consent not to be unreasonably withheld, and will not file any document to be incorporated by reference unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for its review and the Representative has not reasonably objected to the filing of such document; and the Company will also advise the Representative promptly of (i) any amendment or supplementation of a Registration Statement or any Statutory Prospectus or the filing of any document to be incorporated by reference, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification or objection to the use of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(c)    Continued Compliance with Securities Laws. The Company will comply with the Securities Laws so as to permit the completion of sales of the Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, including, without limitation, the filing of any document incorporated by reference therein, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, in such quantities as the Representative may reasonably request, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Company will use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)    Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.
(e)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Quarterly Report on Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Annual Report on Form 10-K.
(f)    Furnishing of Registration Statements. The Company will furnish to the Representative copies of the Registration Statement, as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriters, in each case as soon as available and in such quantities as the Representative reasonably requests, without charge. The Registration Statement and any amendments thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.
(g)    Furnishing of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus (if any) as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(h)    Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(i)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.
(j)    Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to expenses in connection with the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee and any agent of the Trustee, any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representative designates (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation and printing of memoranda relating thereto and otherwise in connection with the officering of the Securities, costs and expenses related to any review by FINRA of the Securities (including any filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees, and any other expenses of the Company including fees and expenses incident to listing the Securities on the Nasdaq Stock Market LLC, fees and expenses in connection with the registration of the Securities under the Exchange Act, similar taxes or duties or other taxes (including, but not limited to, any stamp or transfer taxes), the preparation, printing, authentication, issuance and delivery of the Securities to the Underwriters, expenses incurred in preparing, printing and distributing preliminary prospectuses, the Prospectus, the Registration Statement and any Issuer Free Writing Prospectuses (including any amendments and supplements thereto) to the Underwriters and the filing of same with the Commission, expenses incurred for preparing, printing and distributing the Registration Statement (including financial statements and exhibits thereto) and any Issuer Free Writing Prospectuses (including any amendments and supplements thereto) to investors or prospective investors, the fees and expenses of the Company’s accountants and each other accountant required to deliver an auditor’s consent and the fees and expenses of counsel (including local and special counsel) for the Company in respect of the transactions contemplated hereby, any fees charged by the rating agencies for the rating of the Securities and other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood that except as provided in this Section 5(j) and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company). Notwithstanding the foregoing, out-of-pocket, accountable, bona fide expenses actually incurred, including any reasonable and documented fees and disbursements of Underwriters’ counsel, will be reimbursed by the Company up to an aggregate amount not to exceed $75,000, in each case as permitted by FINRA regulations.
(k)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
(l)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
(m)    Listing. The Company has applied to list the Securities for trading on the Nasdaq Stock Market LLC and, in connection therewith, the Company shall have caused to be prepared and submitted to the Nasdaq Stock Market LLC a listing application with respect to the Securities. The Company will use its commercially reasonable efforts to list the Securities on the Nasdaq Stock Market LLC.
(n)    Term Sheet. The Company will prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Representative, substantially in the form of Schedule D hereto, and file such term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities.
(o)    DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
(p)    Lock-up.
(i)    The Company will not for the period between the Execution Time and the Closing Date, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(ii)    The Company will not, for a period of thirty (30) days after the date of the Prospectus, directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any securities issued or guaranteed by the Company that are substantially similar to the Securities, including, but not limited to, $25 par notes, preferred stock, debt securities, any options or warrants to purchase debt securities or any securities convertible into or exercisable or exchangeable for debt securities or substantially similar securities issued or guaranteed by the Company or file any registration statement under the Act with respect to any of the foregoing without the prior written consent of the Representative (other than the sale of the Securities under this Agreement).
6.    Free Writing Prospectuses. The Company represents and agrees that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions precedent:
(a)    Accountants’ Comfort Letter. The Representative shall have received a “comfort letter,” dated the date hereof and addressed to the Underwriters, from each of (i) Deloitte & Touche LLP, the independent registered public accounting firm for MLC prior to the combination of MLC with New Parent and (ii) EisnerAmper LLP, the independent registered public accounting firm for 180 Degree Capital prior to the combination of 180 Degree Capital with New Parent, and the independent public accounting firm for New Parent, in form and substance satisfactory to the Representative, covering the financial information in the Registration Statements, the General Disclosure Package and the Prospectus and other customary matters. In addition, on each Closing Date, the Representative shall have received from each of Deloitte & Touche LLP and EisnerAmper LLP a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall state the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) procedures shall be brought down to a date no more than three (3) days prior to such Closing Date, except as otherwise agreed by the Representative.
(b)    Effectiveness of Registration Statement. The Prospectus and any supplement thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and the final term sheet contemplated by Section 5(n) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.
(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market LLC, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d)    Opinion of Counsel for the Company. The Representative shall have received an opinion and negative assurance letter, dated such Closing Date, of Dechert LLP, counsel for the Company, in form and substance reasonably acceptable to the Representative.
(e)    Opinion of Counsel for Underwriters. The Representative shall have received from Holland & Knight LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(f)    Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or as described in such certificate.
(g)    Chief Financial Officer’s Certificate. The Representative shall have received a certificate, dated the date hereof, of the chief financial officer of the Company, in form and substance satisfactory to the Representative, covering certain matters related to the Registration Statement, the General Disclosure Package and the Prospectus as stated therein. In addition, on each Closing Date, the Representative shall have received a certificate, dated such Closing Date, of the chief financial officer of the Company, in the form and substance satisfactory to the Representative, covering certain matters related to the Registration Statement, the General Disclosure Package and the Prospectus as stated therein.
(h)    FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(i)    Form 8-A. Prior to the time of purchase, the Company shall have filed with the Commission a registration statement on Form 8-A covering the registration of the Securities.
The Company will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative may reasonably request and conformed copies of documents delivered pursuant to this Section 7. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time: (i) any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) trading in the Company’s common stock shall have been suspended by the Commission or the Nasdaq Stock Market LLC or trading in securities generally on the Nasdaq Stock Market LLC shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) there shall have occurred a material disruption in clearance or settlement services in the United States; (iv) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any preliminary prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed in writing.
9.    Indemnification and Contribution.
(a)    Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages, liabilities (or actions, investigations or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the final term sheet required to be prepared as Schedule D hereto, any Registration Statement at any time, the General Disclosure Package, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus, any road show presentation or any Written Testing-the-Waters Communication, or in any amendment or supplement thereto or document incorporated by reference therein or (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or preparing to defend, or defending against, or otherwise incurred in connection with, any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use herein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party,” and together with the Company Indemnified Parties, the “Indemnified Parties,” and each individually, an “Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the final term sheet required to be prepared as Schedule D hereto, any Registration Statement at any time, the General Disclosure Package, any Statutory Prospectus as of any time, the Prospectus, any Written Testing-the-Waters Communication, any road show presentation, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or (ii) the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the eighth paragraph on the cover of the Prospectus, (ii) the concession and reallowance figures appearing in the first paragraph under the caption “Commissions and Expenses” and (iii) the paragraphs relating to stabilization by the Underwriters under the caption “Stabilization.”
(c)    Actions against Parties; Notification. Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under Sections 9(a) or 9(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Sections 9(a) or 9(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified

Party otherwise than under Sections 9(a) or 9(b) above. In case any such action is brought against any Indemnified Party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of or consent to the entry of judgment with respect to any pending or threatened action or claim whatsoever in respect of which any Indemnified Party is or could have been a party and indemnity or contribution could have been sought hereunder by such Indemnified Party unless such settlement, compromise or consent (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.
(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under Sections 9(a) or 9(b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, expenses or liabilities referred to in Sections 9(a) or 9(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damage, expenses or liabilities referred to in the first sentence of this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending any action or claim which is the subject of this Section 9(d), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). For purposes of this Section 9(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).
10.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made within 36 hours after such default, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of the Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
11.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or its subsidiaries and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any subsidiary of the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or any subsidiary of the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.
12.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable and reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
13.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or emailed and confirmed to the Representative at the following addresses: Lucid Capital Markets, LLC, 570 Lexington Ave. 40th Floor New York, NY 10022, Attention: Peter Blum, or, if sent to the Company, will be mailed, delivered or emailed and confirmed to it at the following addresses: 650 Madison Avenue, 3rd Floor, New York, NY, Attention: CFO and Legal, and notices@mountlogancapital.ca and Operations@bcpartners.com; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or emailed and confirmed to such Underwriter.
14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective natural persons, personal representatives and successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.
15.    Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
16.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies or “pdf” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 16, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
17.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    No Other Relationship. The Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;
(b)    Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    Other Matters. No Underwriter has advised, and no Underwriter is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company acknowledges that in connection with the offering of the Securities none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person;
(d)    No Opinion. No Underwriter has rendered or will be rendering an opinion to the Company as to the fairness of the terms of the offering of the Notes;
(e)    Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(f)    Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
18.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
19.    WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
21.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients. The Company shall provide such information to the Underwriters as required.
22.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(a)     “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(b)    “Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(c)     “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(d)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
23.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
24.    General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.
(Signature pages follow)

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MOUNT LOGAN CAPITAL INC.

By:	/s/ Nikita Klassen
Name: Nikita Klassen
Title: Chief Financial Officer
Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

Lucid Capital Markets, LLC

Acting severally on behalf of itself
and the several Underwriters named in Schedule A hereto

Lucid Capital Markets, LLC

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Managing Director
Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of Firm Securities

Lucid Capital Markets, LLC	$19,637,500
Piper Sandler & Co.	$14,225,000
BC Partners Securities LLC	$2,000,000
Canaccord Genuity LLC	$2,000,000
William Blair & Company, L.L.C.	$1,575,000
Wedbush Securities Inc.	$562,500
Total	$ 40,000,000
Schedule A

SCHEDULE B
1.    General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
1. The pricing term sheet set forth on Schedule D.
2.    Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
1. None.
Schedule B

SCHEDULE C
MLM Funds

Name of MLM Fund	Jurisdiction of Formation
Mount Logan Funding 2018-1 LP	Cayman Islands
Mount Logan MML CLO 2019-1 LP	Cayman Islands
Opportunistic Credit Interval Fund	Delaware
First Trust Private Credit Fund	Delaware
Ovation Alternative Income Fund, LP	Delaware
Ovation Alternative Income Fund-A, LP	Delaware
Ability Insurance Company	Nebraska
Vista Life & Casualty Reinsurance Company	Vermont
Schedule C

SCHEDULE D
Filed Pursuant to Rule 433 of the Securities Act of 1933
Issuer Free Writing Prospectus dated January 15, 2026
Relating to Preliminary Prospectus
dated January 12, 2026
Registration No. 333-292668
PRICING TERM SHEET
January 15, 2026
$40,000,000
MOUNT LOGAN CAPITAL INC.
$40,000,000 8.00% SENIOR NOTES DUE 2031
The information in this pricing term sheet relates to the offering of the 8.00% Senior Notes due 2031 of Mount Logan Capital Inc. (the “Offering”) and should be read together with the preliminary prospectus dated January 12, 2026 relating to the Offering (the “Preliminary Prospectus”), including the documents incorporated by reference therein, relating to Registration Statement No. 333-292668. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus.

Issuer	Mount Logan Capital Inc.

Securities Offered	8.00% Senior Notes due 2031 (the “Notes”)

Principal Amount	$40,000,000

Over-allotment Option	Up to $6,000,000 principal amount

Maturity	January 31, 2031

Coupon	8.00%

Interest Payment Dates	January 30, April 30, July 30 and October 30 of each year, commencing April 30, 2026. Interest will accrue on the Notes from January 26, 2026

Record Dates	January 15, April 15, July 15 or October 15 of each year (whether or not a business day), immediately preceding the relevant Interest Payment Date

Trade Date	January 16, 2026

Settlement Date	January 26, 2026. We expect that the Notes will be issued in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream
Schedule D-1

and Euroclear, and will trade in DTC’s same day funds settlement system. Beneficial interests in Notes held in book-entry form will not be entitled to receive physical delivery of certificated Notes, except in certain limited circumstances.

Public Offering Price	$25.00 per Note

Underwriters’ Discount	$0.78125 per Note

Underwriters’ Purchase Price from Issuer	$24.21875 per Note

Net Proceeds to the Issuer (before expenses)	$38,750,000 (assuming no exercise of the underwriters’ option to purchase additional Notes)

Denominations	$25.00 and integral multiples of $25.00 in excess thereof

Optional Redemption
We may redeem the Notes, in whole or in part, on or after January 31, 2028, at our option, at any time and from time to time, prior to maturity at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of the Notes—Optional Redemption” in the Preliminary Prospectus for additional details.
In addition, we may redeem the Notes, in whole, but not in part, at any time at our option, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to, but not including, the date of redemption, upon the occurrence of certain change of control events. See “Description of Notes—Optional Redemption Upon Change of Control” in the Preliminary Prospectus Supplement for additional details.

Rating*	Egan-Jones Ratings Company: BBB-

Listing	The Issuer has submitted an application to list the Notes on the Nasdaq Stock Market LLC under the symbol “MLCIL.” If approved for listing, trading on the Nasdaq Stock Market LLC is expected to commence within 30 days after the Notes are first issued.

CUSIP/ISIN	62188E 202 / US62188E2028

Joint Book-Running Managers	Lucid Capital Markets, LLC Piper Sandler & Co. BC Partners Securities LLC

Schedule D-2

Co-Managers	Canaccord Genuity LLC William Blair & Company, L.L.C. Wedbush Securities Inc.

Certain Covenants	The indenture governing the Notes will include the covenants described under “Description of the Notes—Covenants” in the Preliminary Prospectus.

Insider Participation	Certain employees of and operating advisors to BCPA have expressed an interest in purchasing Notes in this offering. These investors will pay the same price per Note as all other investors in this offering and the underwriters will receive the same discount on any Notes purchased by them as they will on any other Notes sold in this offering.
* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
This communication is confidential and is intended for the sole use of the person to whom it is provided by us. The information included in this communication does not purport to be a complete description of these Notes or the Offering.
This communication does not constitute an offer to sell the Notes and is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.
Mount Logan Capital Inc. (“MLCI”) has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates. Before you invest, you should read the preliminary prospectus in the registration statement and other documents MLCI has filed with the SEC for more complete information about MLCI and this Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, MLCI, any underwriter or any dealer participating in the Offering will arrange to send you the preliminary prospectus if you request it by calling Lucid Capital Markets, LLC at (646)-362-0256 or via email at: Prospectus@lucidcm.com.
ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMER OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule D-3